               Amendment to Schedule A to Participation Agreement
                                      Among
                        Variable Insurance Products Fund,
                       Fidelity Distributors Corporation,
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Variable Insurance Products Fund and Fidelity Distributors Corporation entered into a Participation Agreement on February 18, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of October 1, 2000.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY


By:       /s/ Richard M. Reilly
         ------------------------

Name:     Richard M. Reilly
         ------------------------

Title:    President
         ------------------------

Date:     February 27, 2001
         ------------------------


VARIABLE INSURANCE PRODUCTS FUND        FIDELITY DISTRIBUTORS CORPORATION

By:       /s/ Robert C. Pozen           By:     /s/ Michael Kellogg
         ------------------------             -----------------------------

Name:     Robert C. Pozen               Name:   Michael Kellogg
         ------------------------             -----------------------------

Title:    Senior Vice President         Title:  Executive Vice President
         ------------------------             -----------------------------

Date:     December 11, 2000             Date:   February 16, 2001
         ------------------------             -----------------------------

                                              Schedule A

                                Separate Accounts and Associated Contracts


Name of Separate Account                    Contract Name and Form Numbers              Registration Numbers
and Date Established by Board               by Separate Account                         of Contracts
of Directors                                -------------------                         ------------
------------
VEL                                         Vari-Exceptional Life '87                   TBD
(Variable Life)                             Policy Form 1018-87                         TBD
4/2/87
                                            Vari-Exceptional Life '91                   TBD
                                            Policy Form 1018-91                         TBD

                                            Vari-Exceptional Life Plus                  TBD
                                            Policy Forms 1023-91; 1023-92               TBD

VEL II                                      Vari-Exceptional Life '93                   33-71056
(Variable Life)                             Policy Form 1018-94                         811-8130
8/20/91

VEL III                                     Allmerica Estate Optimizer                  333-45914
(Variable Life)                             Policy Form 1030-96                         811-10133
6/13/96

Inheiritage                                 Inheiritage                                 33-74184
(Variable Life)                             Policy Form 1026-94                         811-8304
8/20/91

Group VEL                                   Group Vari-Exceptional Life                 333-06383
(Variable Life)                             Policy Form 1029-94                         811-7663
8/20/91

VA-K                                        Allmerica ExecAnnuity Plus                  33-71052
(Annuity)                                   Policy Form A3018-94                        811-8114
8/20/91
                                            Allmerica Advantage                         33-71052
                                            Policy Form A3025-96                        811-8114

                                            Allmerica Immediate Advantage               333-81859
                                            Policy Form A3029-99                        811-8114

                                            Allmerica Ultimate Advantage                333-38276
                                            Policy Form A3033-00                        811-8114

Allmerica Select                            Allmerica Select Resource                   33-71058
(Annuity)                                   Policy Form A3020-94                        811-8116
8/20/91
                                            Allmerica Select Resource II                33-71058
                                            Policy Form A3025-96                        811-8116

                                            Allmerica Select Reward                     TBD
                                            Policy Form A3028-99                        TBD

                                            Allmerica Select Acclaim                    TBD


                                       2


                                            Policy Form A3032-00                        TBD

                                            Allmerica Select Charter                    333-63087
                                            Policy Form A3027-98                        811-8116

                                            Allmerica Select Advocate                   333-90533
                                            Policy Form A3033-00                        811-8116

Allmerica Select                            Group IRA                                   33-47858
Separate Account I                          Policy Form GA-IRA-2.00-92                  811-8114
(Annuity)
8/20/91

Allmerica Select                            Allmerica Select Life                       333-62369
Separate Account II                         Policy Form 1027-95                         811-8987
(Variable Life)
8/20/91

Allmerica Select                            Allmerica Select SPL                        TBD
Separate Account III                        Policy Form 1030-96                         TBD
(Variable Life)

Separate Account IMO                        Allmerica VUL 2001                          TBD
(Variable Life)                                                                         TBD
6/13/96
                                            Select VUL 2001                             TBD
                                                                                        TBD

                                            Agency VUL 2001                             TBD
                                                                                        TBD

                                            VUL 2001 Survivorship                       TBD
                                                                                        TBD

                                            Select Inheiritage                          33-74184
                                                                                        811-8304


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